                                                                    EXHIBIT 10.8






                     EAGLE INDUSTRIAL PRODUCTS CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN







                                                     (EFFECTIVE JANUARY 1, 1995)

                                TABLE OF CONTENT

I.     PURPOSE...............................................................    1

II.    DEFINITIONS...........................................................    1

       2.1.     "Account"....................................................    1
       2.3.     "Beneficiary"................................................    1
       2.4.     "Board"......................................................    1
       2.5.     "Code".......................................................    1
       2.6.     "Committee"..................................................    1
       2.7.     "Company"....................................................    1
       2.8.     "Compensation"...............................................    1
       2.9.     "Deferral Account"...........................................    2
       2.10.    "Deferral Credit"............................................    2
       2.11.    "Effective Date".............................................    2
       2.12.    "Eligible Employee"..........................................    2
       2.13.    "Employer"...................................................    2
       2.14.    "Matching Account"...........................................    2
       2.15.    "Matching Credit"............................................    2
       2.16.    "Participant"................................................    2
       2.17.    "Participation Agreement"....................................    2
       2.18.    "Pension Account"............................................    2
       2.19.    "Pension Credit".............................................    2
       2.20.    "Plan".......................................................    2
       2.21.    "Plan Year"..................................................    2
       2.22     "Pre-1994 Compensation Limitation"...........................    2
       2.23.    "Qualified Pension Plan".....................................    3
       2.24     "Qualified Pension Plan Contributions".......................    3
       2.25     "Qualified Plans"............................................    3
       2.26.    "Qualified Savings Plan Matching Contributions"..............    3
       2.27.    "Qualified Savings Plan Salary Reduction Contributions"......    3
       2.28.    "Qualified Savings Plan".....................................    3
       2.29.    "Termination"................................................    3

III.   ENROLLMENT AND DEFERRAL OF COMPENSATION ..............................    3

       3.1      Enrollment...................................................    3
       3.2      Deferral of Compensation.....................................    4

IV.    ACCOUNTS .............................................................    4

       4.1      Maintenance of Accounts......................................    4
       4.2.     Deferral Credits.............................................    5
       4.3.     Matching Credits.............................................    5
       4.4.     Pension Credits..............................................    5

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                                     - ii -

       4.5.     Interest Credits.............................................    6
       4.6.     Annual Statements............................................    6

V.     VESTING  .............................................................    6

       5 1.     Determination of Vested Percentage...........................    6
       5 2      Acceleration of Vesting......................................    6

VI.    PAYMENTS .............................................................    6

       6.1.     Termination..................................................    6
       6.2.     Payments on Taxability.......................................    7
       6.3.     Right of Offset..............................................    7
       6.4.     Withholding..................................................    7

VII.   BENEFICIARIES.........................................................    7

       7.1.     Designation of Beneficiaries.................................    7
       7.2.     Designation Forms............................................    7

VIII.  ADMINISTRATION AND CLAIMS.............................................    7

       8.1.     Membership; Procedures; Authority and Responsibilities.......    7
       8.2.     Claims.......................................................    8
       8.3.     Incorporation by Reference...................................    8
       8.4.     Suspension of Payments in Event of Dispute...................    8

IX.    MISCELLANEOUS.........................................................    8

       9.1.     Amendment and Termination....................................    8
       9.2.     No Contract of Employment....................................    8
       9.3.     Tax Effects..................................................    8
       9.4.     Nonalienation of Benefits....................................    8
       9.5.     Corporate Successors.........................................    9
       9.6.     Participants' Rights Unsecured...............................    9
       9.7.     Limitation of Liability......................................    9
       9.8.     Payments to Minors, etc......................................    9
       9.9.     Notices......................................................    9
       9.10.    Captions.....................................................   10
       9.11.    Entire Agreement; Successors.................................   10
       9.12.    Partial Invalidity...........................................   10
       9.13.    Governing Law................................................   10
       9.14.    Third Parties................................................   10

                     EAGLE INDUSTRIAL PRODUCTS CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


                          (Effective January 1, 1995)


I.       PURPOSE

         The Eagle Industrial Products Corporation Supplemental Retirement Plan has been adopted by Eagle Industrial Products Corporation (the "Company"), effective January 1, 1995, for the purpose of providing certain highly compensated employees of the Company and its Affiliates with the opportunity to receive retirement benefits in excess of those which they are entitled to receive under the Eagle Industrial Products Corporation Employee Savings Plan and the Eagle Industrial Products Corporation Cash Balance Pension Plan.

II.      DEFINITIONS

         Where the following terms appear in this Plan, they shall have the respective meanings set forth in this Section II unless the context clearly indicates to the contrary:

         2.1. "Account" means the account maintained by the Committee and the Employer to reflect the accrued benefit of a Participant under the Plan.

         2.2. "Affiliate" means any entity which is a member of a controlled group of corporations or a group of trades or business under common control (as such terms are defined in Sections 414(b) and (c) of the Code), of which the Company is a member.

         2.3. "Beneficiary" means the person or persons entitled to receive benefits under the Plan after the death of a Participant, pursuant to Section
7.1 hereof.

         2.4.     "Board" means the Board of Directors of the Company.

         2.5. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder.

         2 6.     "Committee" means the committee of the Board appointed by the
Board to administer the Plan.

         2.7. "Company" means Eagle Industrial Products Corporation, a Delaware corporation, and its successors and assigns.

         2 8.     "Compensation" means the amount of compensation which would be subject to deferral under the Qualified Savings Plan if the limitations of Code Sections 401(a)(17) and 402(g) were not taken into account; provided, however, that in no event shall the Compensation of a Participant exceed the Pre-1994 Compensation Limitation.
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                                      - 2-

         2.9. "Deferral Account" means the portion of a Participant's Account derived from Deferral Credits.

         2.10. "Deferral Credit" means a credit to a Participant's Account under Section

         2.11     "Effective Date" means January 1, 1995.

         2.12. "Eligible Employee" means any employee of an Employer who (i) is eligible to participate in the Qualified Plans and whose Compensation for the Plan Year is greater than the maximum amount of compensation which may he taken into account under the Qualified Plans for the Plan Year because of the limitations set forth in Section 401(a)(17) of the Code and (ii) has been selected by the Committee to participate in the Plan.

         2.13. "Employer" means the Company and each Affiliate which is a participating employer under the Qualified Plans.

         2.14. "Matching Account" means the portion of a Participant's Account derived from Matching Credits.

         2.15. "Matching Credit" means a credit to a Participant's Account under Section 4.3.

         2.16. "Participant" means an Eligible Employee who has enrolled in the Plan in accordance with Section 3.1.

         2.17. "Participation Agreement" means an agreement between an Eligible Employee and his or her Employer whereby the Eligible Employee agrees to become a Participant in the Plan and, if the Participant so elects, to defer a portion of his or her Compensation for the Plan Year pursuant to the provisions of the Plan.

         2.18. "Pension Account" means the portion of a Participant's Account derived from Pension Credits.

         2.19. "Pension Credit" means a credit to a Participant's Account under Section 4.4.

         2.20. "Plan" means the Eagle Industrial Products Corporation Supplemental Retirement Plan set forth herein, as amended From time to time.

         2.21. "Plan Year" means each calendar year beginning January 1, 1995.

         2.22 "Pre-1994 Compensation Limitation" means $235,840, as increased each calendar year after 1993 by the cost of living adjustment. The cost of living adjustment for each calendar year after 1993 shall be the percentage adjustment made under Section 415(d) of the Code for such calendar year or such other percentage adjustment as shall be determined by the Committee.

         2.23. "Qualified Pension Plan" means a tax-qualified defined benefit plan or money purchase pension plan sponsored by the Company or an Affiliate in which the Participant participates during a Plan Year.

         2.24 "Qualified Pension Plan Contributions" means the amount of employer contributions made on behalf of a Participant under the Qualified Pension Plan.

         2.25 "Qualified Plans" means the Qualified Pension Plan and the Qualified Savings Plan.

         2.26. "Qualified Savings Plan Matching Contributions" means the amount of Employer matching contributions made on behalf of a Participant under the Qualified Savings Plan.

         2.27. "Qualified Savings Plan Salary Reduction Contributions" means the pre-tax salary reduction contributions made to the Qualified Savings Plan by an Employer on behalf of a Participant pursuant to a salary reduction agreement between the Participant and the Employer.

         2.28. "Qualified Savings Plan" means a retirement plan qualified under Section 401(k) of the Code which is sponsored by the Company or an Affiliate and in which the Participant participates during a Plan Year.

         2.29. "Termination" means the termination of the Participant's employment with his or her Employer for any reason.

III.     ENROLLMENT AND DEFERRAL OF COMPENSATION

         3.l      Enrollment. Each Eligible Employee may become a Participant in the Plan by filing with his or her Employer a fully completed and executed Participation Agreement on which the Eligible Employee elects to participate in the Plan and, if he or she so desires, to defer a portion of his or her Compensation. A Participation Agreement must be filed with the Employer before the first day of the Plan Year to which it relates. With respect to the initial Plan Year of the Plan, the Participation Agreement may be filed with the Employer within thirty (30) day after the effective date of the Plan. If an Eligible Employee first becomes an Eligible Employee after the first day of a Plan Year, his or her Participation Agreement must be filed with the Employer within thirty (30) days after the date on which he or she first becomes an Eligible Employee in order to participate in the Plan during such Plan Year.

                  A Participation Agreement shall remain in full force and effect for subsequent Plan Years unless modified or terminated by the filing with the Employer of a new Participation Agreement. A new Participation Agreement shall only apply to Compensation earned by the Participant after the end of the Plan Year in which such Participation Agreement is filed with the Employer. If a Participant receives a distribution on account of hardship from the Qualified

Savings Plan under circumstances requiring that deferrals under this Plan be suspended, deferrals under this Plan shall cease for such period as may be required in connection with such distribution.

         3.2 Deferral of Compensation. A Participant shall have the right to elect on his or her Participation Agreement to deter each Plan Year that portion of his or her Compensation which is equal to (A) minus (B) below:

                  (A) The Qualified Savings Plan Salary Reduction Contributions which would have been made on behalf of the Participant for the Plan Year if the limitations imposed by Code Sections 401(a)(17) and 402(g) were not taken into account; minus

                  (B) The Qualified Savings Plan Salary Reduction Contributions actually made on behalf of the Participant for the Plan Year.

                  A Participant who elects to defer his or her Compensation under this Section 3.2 shall have his or her Compensation reduced as of the first payroll period in which the Participant's Compensation for the Plan Year reaches the amount at which the Participant is no longer able to defer Compensation as a Qualified Plan Salary Reduction Contribution under the Qualified Savings Plan because of the limitations imposed by either Section 401(a)(17) or Section 402(g) of the Code.

                  The amount in (A) above shall be based on the rate of Qualified Savings Plan Salary Reduction Contributions in effect for the Participant under the Qualified Savings Plan as of the first day of a Plan Year. At the discretion of the Committee, the amount in (A) above may be modified to include Qualified Salary Reduction Contributions which would have been made to the Qualified Savings Plan on behalf of the Participant for the Plan Year if any or all of the limitations imposed by Sections 401(k)(3), 401(m)(2) and 415 of the Code were not taken into account, in addition to the limitations imposed by Code Section 401(a)(17) and 402(g). Participants shall be advised of any such modification during the Plan Year preceding the Plan Year in which such modification is to become effective.

IV.      ACCOUNTS

         4.1. Maintenance of Accounts. The Employer and the Committee shall maintain on the Employer's books and records an Account for each Participant which shall be credited with any credits and earnings and charged with payments, and forfeitures. Each Participant's Account shall consist of a Deferral Account, a Matching Account and a Pension Account. The amount available for payments shall be limited to the portion of the Account which is vested. The Employer or the Committee may from time to time assess reasonable service charges against all or any portion of the Accounts to defray costs associated with the implementation and administration of the Plan. Payments under the Plan shall be charged against Accounts at the date on which the payments are made and forfeitures shall be charged at the date of Termination.

         4.2. Deferral Credits. The Deferral Account of each Participant shall be credited at the end of each calendar month with Deferral Credits equal to the amounts of Compensation deferred by the Participant under this Plan during such month.

         4.3. Matching Credits. The Matching Account of each Participant will be credited at the end of each Plan Year with a Matching Credit, provided that the Participant has elected to defer compensation pursuant to Section 3.2 for such Plan Year. In addition, the Matching Account of each Participant who has elected to defer Compensation during the 1995 Plan Year pursuant to Section
3.2 shall be credited as of the Effective Date with a Matching Credit (an "Initial Matching Credit"). The amount of each such Matching Credit shall be equal to:

         (A) The Qualified Savings Plan Matching Contributions which would have been made on behalf of the Participant for the Plan Year (or for the 1994 calendar year, with respect to an Initial Matching Credit) if the Participant's Qualified Savings Plan Salary Reduction Contributions for the Plan Year had not been restricted by the limitations imposed by Sections 401(a)(17) and 402(g) of the Code (or such other Code limitations as the Committee elects to take into account pursuant to Section 3.2); minus

         (B) The Qualified Savings Plan Matching Contributions actually made on behalf of the Participant for the Plan Year (or for the 1994 calendar year, with respect to an Initial Matching Credit).

         For purposes of determining the amount in (A) above, a Participant's Compensation in excess of the Pre-1994 Compensation Limitation shall not be taken into account. A Participant shall be entitled to a Matching Credit for a Plan Year only if he or she has elected to defer Compensation pursuant to
Section 3.2 of the Plan during such Plan Year.

         4.4. Pension Credits. The Pension Account of each Participant will be credited at the end of each Plan Year with a Pension Credit. In addition, the Pension Account of each Participant whose participation in the Plan began on or before February 1, 1995 shall be credited as of such date with a Pension Credit (an "Initial Pension Credit"). The amount of each such Pension Credit shall be equal to:

         (A) The Qualified Pension Plan Contributions which would have been made on behalf of the Participant for the Plan Year (or for the 1994 calendar year, with respect to an Initial Pension Credit) if the Qualified Pension Plan Contributions had not been restricted by the limitations imposed by Section 401(a)(17) of the Code; minus

         (B) The Qualified Pension Plan Contributions actually made on behalf of the Participant for the Plan Year (or for the 1994 calendar year, with respect to an Initial Pension Credit).

         At the discretion of the Committee, the amount in (A) above may be modified to include Qualified Pension Plan Contributions which would have been made to the Qualified Pension Plan on behalf of the Participant for the Plan Year (or for the 1994 calendar year, with respect to an initial Pension Credit) if the limitation imposed by Section 415 of the Code were not taken into account, in addition to the limitation imposed by Code
Section 401(a)(17). For purposes of determining the amount in (A) above, a Participant's compensation in excess of the Pre-1994 Compensation Limitation shall not be taken into account.

         4.5. Interest Credits. As of the last day of each Plan Year, each Participant's Deferral Account, Pension Account and Matching Account shall be credited with interest at a rate equal to the greater of (i) five (5) percent or
(ii) the of average Three Year Constant Maturities during the month of December of the preceding Plan Year, as published in the Federal Reserve Statistical Release H. 15(519) of the Board of Governors of the Federal Reserve System.

         4.6. Annual Statements. Statements indicating the total amount credited to a Participant's Account as of the last day of each Plan Year shall be furnished by the Committee to the Participant not more than ninety (90) days after the end of each Plan Year and at such other time or times as the Committee may determine.

V.       VESTING

         5.1. Determination of Vested Percentage. A Participant's vested percentage in his or her Deferral Account and Matching Account shall at all times be 100%. A Participant's vested percentage in his or her Pension Account shall be equal to the percentage that the Participant is vested in his or her accrued benefit under the Qualified Pension Plan. A Participant's vested percentage in his or her Pension Account shall be determined as of the date any payment is to be made. The portion of a Participant's Pension Account which is not vested shall be forfeited on Termination.

         5.2 Acceleration of Vesting. The Committee shall have the power to accelerate vesting of all or any portion of a Participant's Pension Account to such extent and at such times as may be in the best interests of the Employer.

VI.      PAYMENTS

         6.1. Termination. The vested portion of the Account of a Participant shall be paid by the Employer to the Participant in a lump sum cash distribution at the time the Participant is first eligible to request and receive payment of benefits under either the Qualified Savings Plan or the Qualified Pension Plan because of a Termination. Alternatively, the Participant may elect to have his or her Account paid in a single lump sum payment on a later date or in a specified number of approximately equal annual installments over a period not exceeding ten (10) years. Payment of the lump sum or first installment shall be made on a date specified by the Participant which is not later than one (1) year after the Participant's Termination. The Participant's election shall be made on his or her initial Participation Agreement or on any subsequent Participation Agreement filed with the Participant's Employer at least one (1) year prior to date on which payment of the Participant's Account is to be made or commenced.

         6.2. Payments on Taxability. If any amount credited to a Participant's Account under this Plan becomes taxable to the Participant, such taxable amounts or any portions thereof may, at the discretion of the Committee, be paid to the Participant upon his or her written request.

         6.3. Right of Offset. If the Committee determines that a person entitled to payment under this Plan or the Participant of whom such person is the Beneficiary is, for any reason, indebted to the Company, any Employer or any Affiliate, the Committee and the Employer may offset such indebtedness, including any interest accruing thereon, against payments otherwise due under the Plan.

         6.4. Withholding. The Employer may withhold from payments due under the Plan any and all taxes of any nature required by any government to be withheld.

VII.     BENEFICIARIES

         7.1. Designation of Beneficiaries. A Participant may designate one or more Beneficiaries to receive payments under the Plan after the Participant's death. If a Participant dies without having completed and filed a proper Beneficiary designation or to the extent all designated Beneficiaries are not living, the amount credited to the Participant's Deferral Account and Matching Account shall be paid to the Participant's Beneficiaries under the Qualified Savings Plan and the amounts then credited to the Participant's Pension Account shall be paid to his Beneficiaries under the Qualified Pension Plan.

         7.2. Designation Forms. All Beneficiary designations must be on forms provided by the Committee and will be effective on the date filed with the Committee. A Participant may change any Beneficiary at any time by filing with the Committee a written change of Beneficiary form.

VII.     ADMINISTRATION AND CLAIMS

         8.1. Membership: Procedures; Authority and Responsibilities. The Committee shall operate under the same rules and procedures as the administrative committee under the Qualified Pension Plan. The Committee may assign all or some of its duties hereunder to an officer or other employee of the Company. The Committee shall have, in addition to the powers and responsibilities specifically provided for in this Plan, all of the powers and responsibilities provided under the Qualified Pension Plan which are applicable to the administration and operation of this Plan, including the authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, and to make any other determinations which it believes to be necessary or advisable for the administration of the Plan. Determinations and decisions by the Committee shall be final and binding on Employees, Participants and all other persons except that denied claims for benefits may be subject to review pursuant to Section 8.2. Any determination under the Qualified Pension Plan which is relevant to the administration of this Plan shall be effective under this Plan as well as under the Qualified Pension Plan.

         8.2. Claims. All claims for benefits must be made under the rules and procedures then in effect under the Qualified Pension Plan, including the Qualified Pension Plan's procedures with respect to review of denied claims.

         8.3. Incorporation by Reference. The provisions of the Qualified Pension Plan related to its administrative committee and claims procedures are hereby incorporated by reference in this Plan.

         8.4. Suspension of Payments in Event of Dispute. If the Committee is in doubt concerning the entitlement of any person to any payment claimed to be due under the Plan, the Committee may direct the Employer to suspend any such payment until satisfied as to the entitlement of such person to such payment. The Committee or the Employer may file or cause to be filed in any court of competent jurisdiction an appropriate legal action or process in such form as the Committee or the Employer deems appropriate, including an interpleader action or an action for declaratory judgment, for a legal determination of the entitlement of any person to any payment claimed to be due under the Plan. The Employer and the Committee shall comply with any final order of the court in any such suit, subject to appellate review, and the Participant and Beneficiaries will be similarly bound thereby.

IX.      MISCELLANEOUS

         9.1. Amendment and Termination. The Company may at any time and from time to time alter, amend, suspend, or terminate this Plan with or without the consent of any Participant or Beneficiary. No amendment shall reduce the amount then credited to any Participant's Account. Any amendment or termination of the Plan shall become effective as to a Participant on the date established by the Company. If the Plan is curtailed or terminated, or the deferral of additional Compensation is suspended permanently, the Employer shall continue to be responsible for making payments attributable to existing Accounts. Upon curtailment, suspension, or termination, the Committee may, if it deems it to be in the best interests of the Employer, direct early payment of the vested portions of any or all Accounts.

         9.2. No Contract of Employment. The establishment of the Plan, any modification thereof, the creation of one or more Accounts, and/or the making of any payments under the Plan, shall not give any employee or other person the right to remain in the service of any Employer, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         9.3. Tax Effects. None of the Company, any other Employer or the Committee, represents or guarantees that any particular federal, state or local tax consequences will occur as a result of any Participant's participation in this Plan. Each Participant should consult with his or her own advisors regarding the tax consequences of participation in this Plan.

         9.4. Nonalienation of Benefits. None of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor of such Participant or

Beneficiary, and, to the fullest extent permitted by law, all such payments, benefits, and rightsshall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which the Participant or Beneficiary may expect to receive, contingently or otherwise, under the Plan, except the right of a Participant to designate a Beneficiary.

         9.5. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of the assets of the Company or any Employer or by the merger or consolidation of the Company or any Employer into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 9.1.

         9.6. Participants' Rights Unsecured. The Plan shall at all times be entirely unfunded and, except as provided in the following paragraph, no provision shall at any time be made with respect to segregating any assets of the Company or any other Employer for payment of any benefits hereunder. The right of a Participant or Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employers, and neither the Participant nor any Beneficiary shall have any rights in or against any specific assets of the Employers.

         The Company may establish a reserve of assets to provide funds for the payment of benefits under the Plan. Such reserve may be through a trust account and such reserve shall, at all times, be subject to the claims of unsatisfied judgment creditors of the Employers and shall otherwise be on such terms and conditions as shall prevent taxation to Participants and Beneficiaries of any amounts held in the reserve or credited to an account prior to the time payments are made. No Participant or Beneficiary shall have any ownership rights in or to any reserve.

         9.7. Limitation of Liability. The liability of the Employers under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations or costs on the Employers or the Committee not expressly set forth in the Plan.

         9.8. Payments to Minors, etc. Any amount payable to or for the benefit of a minor, an incompetent person or any other person incapable of receipting therefor may be paid to such person's guardian, to any trustee or custodian holding assets for the benefit of such person, or to any person providing, or reasonably appearing to provide, for the care of such person, and such payment will fully discharge the Committee and the Employer with respect thereto.

         9.9. Notices. Notices under the Plan will be sufficiently made if sent by first class, registered or certified mail addressed (a) to a Participant or Beneficiary at such person's address as set forth in the books and records of the Employer, or (b) to the Employer or the Committee at the principal office of the Company.

         9.10. Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

         9.11. Entire Agreement: Successors. This Plan and any Participation Agreements shall be the entire agreement or contract between the Employer and the Participants and Beneficiaries regarding the Plan. No oral statement regarding the Plan may be relied upon by any Participant or Beneficiary. This Plan will be binding on the Company, all other Employers, Participants and Beneficiaries and their respective heirs, administrators, trustees, successors and assigns.

         9.12. Partial Invalidity. If any term or provision hereof or the application thereof to any person or circumstance is invalid or unenforceable, the remainder of this Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, will both be unaffected and each term or provision hereof will be valid and be enforced to the fullest extent permitted by law.

         9.13. Governing Law. The laws of the State of Illinois applicable to agreements to be performed in the State of Illinois will apply in determining the construction and validity of the Plan and all rights and obligations under the Plan.

         9.14. Third Parties. Nothing expressed or implied in this Plan is intended or may be construed to give any person other than Participants and Beneficiaries any rights or remedies under this Plan.

EXECUTED and DATED this 31st day of December, 1994.



                                                  EAGLE INDUSTRIAL PRODUCTS
                                                  CORPORATION



                                                  By:  /s/ Gus J. Athas
                                                       -------------------------
                                                           Gus J. Athas
                                                           Senior Vice-President


ATTEST:

/s/  Kari L. Yunker
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    Kari L. Yunker
    Assistant Secretary